SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC 20549


                                FORM 8-K


                             CURRENT REPORT PURSUANT

                          TO SECTION 13 OR 15(D) OF THE

                      SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) October 16, 2001

                                   Dicut, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                (State or Other Jurisdiction of Incorporation)

                   000-30161                        52-2204952
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           (Commission File Number)   (IRS Employer Identification No.

             7270 Woodbine Avenue, Suite 200, Markham, Ontario  L3R 4B9
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           (Address of Principal Executive Offices)         (Zip Code)

                                 (905) 947-9925

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              (Registrant's Telephone Number, Including Area Code)


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         (Former Name or Former Address, if Changed Since Last Report)

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Item 2.   Acquisition or Disposition of Assets

On October 16, 2001, the Company completed its due diligence for the purchase 100% of the shares of Cutting Edge Shape CD Inc. in exchange for 8 Million restricted shares of the Company, subject to the subsequent receipt of satisfactory audited financial statements of Cutting Edge. The consideration was based on a value of $0.085 per share. The shares of Cutting Edge were purchased from two principal shareholders, the Bokor Family Trust and the Caplan Family Trust. The Company has received unaudited statements of Cutting Edge for the fiscal year ended April 30, 2001, and the shares of the Company are being held in escrow pursuant to an Escrow Agreement subject to receipt of audited financial statements of Cutting Edge in which there are no material changes.

Cutting Edge is located in Toronto, Canada and is in the business of designing, manufacturing and distributing shaped CD ROMs used as promotional vehicles and business cards. Pursuant to its unaudited statement for the year-end dated April 30, 2001, Cutting Edge had gross revenues of CAD$2,508,182 with a net loss of CAD$112,419. Notwithstanding the loss, it is the intention of the Board that Cutting Edge can be turned around and, with the proper reduction of overhead and reorganization of responsibilities, made into a profitable company. In order to effectively proceed with the operations of Cutting Edge, the Company must obtain financing and will be approaching financial institutions and attempting to secure equity financing. However, there is no guarantee that such financing will be forthcoming.

Cutting Edge's assets include, among other things, three CD cutting machines which were purchased from Cuba GmgH Innovative Multimedia Marketing Concepts ("Cuba") of Germany. The use of such machines is subject to a royalty agreement with Cuba. Further assets include 2 Stuffing Machines, several computers, as well as numerous desks, chairs and office equipment. The Company intends to continue the operations of Cutting Edge. It is the intention that the corporate and financial administration of Cutting Edge will be moved to the offices of Dicut, while the sales and production will remain in downtown Toronto.

Item 7.  Financial Statements

The financial statements of Cutting Edge will be filed within 60 days of the filing of this form.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duty authorized.

                                   DICUT,INC.

Date:  October 31, 2001

                                       By: /s/ Pierre Quilliam
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                                       President and C.E.O.